Exhibit (j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" within the Prospectus and "Shareholder Services - Statements and Reports", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" within the Statement of Additional Information and to the use of our report dated May 29, 2012, with respect to the financial statements of AllianceBernstein Emerging Markets Multi-Asset Portfolio, one of the portfolios constituting AllianceBernstein Cap Fund, Inc. for the period August 31, 2011 (commencement of operations) through March 31, 2012, which is incorporated by reference in this Post-Effective Amendment No. 119 to the Registration Statement (Form N-1A No. 2-29901) of AllianceBernstein Cap Fund, Inc.


                                                           /s/ ERNST & YOUNG LLP

New York, New York
July 26, 2012